As filed with the Securities and Exchange Commission on December 10, 1997

                                               Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               MOORE PRODUCTS CO.
             (Exact name of Registrant as specified in its charter)

     Pennsylvania                                         23-1427830
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)

       Sumneytown Pike                                         19477
  Spring House, Pennsylvania                                (Zip Code)
(Address of Principal Executive Offices)

                               MOORE PRODUCTS CO.

         1994 INCENTIVE STOCK OPTION AND NON-QUALIFIED STOCK OPTION PLAN
                            (Full title of the plan)

                                 R.E. Wisniewski
                              Secretary & Treasurer
                               Moore Products Co.
                                 Sumneytown Pike
                             Spring House, PA 19477
                                 (215) 646-7400
            (Name, address and telephone number of agent for service)

                                    Copy to:
                           John C. Bennett, Jr., Esq.
                           Drinker Biddle & Reath LLP
                    1100 Philadelphia National Bank Building
                              1345 Chestnut Street
                           Philadelphia, PA 19107-3496

                         CALCULATION OF REGISTRATION FEE

======================================================================================================
                                                  Proposed        Proposed
Title of                                          maximum         maximum
securities               Amount                   offering        aggregate           Amount of
to be                    to be                    price per       offering            registration
registered               registered(1)            share(2)        price(2)            fee
------------------------------------------------------------------------------------------------------
Common Stock,            350,700 shares           $ 29.00         $10,170,300
par value $1.00
per share.                99,300 shares           $ 36.125        $ 3,587,213

         TOTAL           450,000 shares                           $13,757,513         $ 4,058.47
======================================================================================================

(1) Pursuant to Rule 416(a), this Registration Statement also registers such indeterminate number of additional shares as may become issuable under the Plan in connection with share splits, share dividends or similar transactions.
(2) Calculated pursuant to Rule 457(c) and (h). As to shares subject to outstanding but unexercised options, the price and fee are computed based upon the price at which such options may be exercised. As to the remaining shares, the price and fee are computed based upon a price per share of $36.125, the average of the high and low prices for the Common Stock as reported on the NASDAQ National Market System on December 8, 1997.

                                     PART I

                    INFORMATION REQUIRED IN THE SECTION 10(a)
                                   PROSPECTUS


                    (Not required to be filed as part of this
                             registration statement)


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


         Pursuant to General Instruction E (Registration of Additional Securities) to Form S-8, the Registrant hereby incorporates by reference the contents of its Registration Statement on Form S-8 (Registration No. 33-82948) relating to the Moore Products Co. 1994 Incentive Stock Option and Non-Qualified Stock Option Plan, except for the Items set forth below.

         Item 8.  Exhibits.

                      4 Moore Products Co. 1994 Incentive Stock Option and Non-Qualified Stock Option Plan, as amended (incorporated by reference to Exhibit 10a to Registrant's Report on Form 10-Q for the quarter ended September 30,
                            1997).

                      5 Opinion of Drinker Biddle & Reath LLP (Counsel to Registrant)

                      23    Consents of Experts and Counsel

                       a.   Consent of Ernst & Young LLP (Independent Auditors)

                       b. (the consent of counsel is contained in the opinion filed as Exhibit 5 hereto)

                        SIGNATURES AND POWERS OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies, that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Spring House, Pennsylvania on December 9, 1997.


                                             MOORE PRODUCTS CO.


                                             By /s/ Donald E. Bogle
                                               ---------------------------------
                                               Donald E. Bogle
                                               President and Chief
                                               Executive Officer

         Each person whose signature appears below hereby constitutes and appoints William B. Moore and Edward J. Curry as his or her attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                     Capacity                                   Date
---------                                     --------                                   ----


/s/ Donald E. Bogle                           President and                              December 9, 1997
----------------------------                  Chief Executive Officer
Donald E. Bogle


/s/ Robert E. Wisniewski                      Secretary and                              December 9, 1997
----------------------------                  Treasurer (Principal
Robert E. Wisniewski                          Financial and Accounting Officer)



/s/ Robert B. Adams                           Director                                   December 9, 1997
----------------------------
Robert B. Adams


/s/ Edward J. Curry                           Director                                   December 9, 1997
----------------------------
Edward J. Curry

/s/                                           Director                                   ________ _, 1997
----------------------------
F. Lawton Hindle


/s/ Edward T. Hurd                            Director                                   December 9, 1997
----------------------------
Edward T. Hurd


/s/ James O. Moore                            Director                                   December 9, 1997
----------------------------
James O. Moore

/s/                                           Director                                   ________ _, 1997
----------------------------
Thomas C. Moore


/s/ William B. Moore                          Director                                   December 9, 1997
----------------------------
William B. Moore

/s/                                           Director                                   ________ _, 1997
----------------------------
Ralph H. Owens

/s/                                           Director                                   ________ _, 1997
----------------------------
Raymond M. Reed


/s/ Edwin G. Rorke                            Director                                   December 9, 1997
----------------------------
Edwin G. Rorke

                                  EXHIBIT INDEX



Exhibit
Number             Description of Exhibit
-------            ----------------------

  4 Moore Products Co. 1994 Incentive Stock Option and Non-Qualified Stock Option Plan, as amended
                   (incorporated by reference to Exhibit 10a to Registrant's Report on Form 10-Q for the quarter ended September 30, 1997).

  5                Opinion of Drinker Biddle & Reath LLP (Counsel to Registrant)

  23a              Consent of Ernst & Young LLP (Independent Auditors)

  23b Consent of Drinker Biddle and Reath LLP (included in the opinion filed as Exhibit 5 hereto)

  24               Powers of Attorney (see Signature Page)